Acquisition of

Genencor International

27 January 2005

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Not for release, publication or distribution in or

into the United States, Canada, Australia or Japan

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“Danisco expects to commence the tender offer as soon as
practicable.  Once the tender offer is commenced, offering
materials will be mailed to Genencor shareholders and
Danisco will file all necessary information with the United
States Securities and Exchange Commission.  Genencor
shareholders and other interested parties are urged to read
Danisco's tender offer statement and other relevant
documents filed with the SEC when they become available
because they will contain important information.  Genencor
shareholders will be able to receive such documents free
of charge at the SEC's web site, www.sec.gov, or from
Danisco at:  Investor Relations, tel.: +45 3266 2912,
investor@Danisco.com.”

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Mission                            Vision                                 Strategy

Danisco's strategy is to
expand through:

 organic growth

 acquisitions

 research and development

To accommodate
consumer demand for
healthy, safe and tasty
food

Danisco wants to be the
leading supplier of
ingredients to the global food
industry

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Danisco A/S

Emulsifiers	Functional systems	Textural ingredients	Flavourings	Food enzymes	Feed enzymes	Industrial enzymes	Starter cultures	Bio-preservation	Sweeteners
✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
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Market position

Danisco (DK)

Degussa (D)

Kerry/Quest (GB)

Rhodia (F)

CP Kelco/Huber (DK/USA)

Grünau/Cognis (D)

Novozymes (DK)

Chr. Hansen (DK)

DSM (NL)

IFF (USA)

Givaudan (CH)

Symrise (H&R/Dragoco) (D)

Danisco's position

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3

2

2

1

1

8

2

1

1

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Genencor at a glance
A Different Kind of Biotechnology Company

$383 Million in total revenues during 2003

Among the world’s largest biotech companies based on 2003 revenues

8 bioproducts manufacturing sites; ~4 million liters of capacity

Extensive Patent Portfolio: >480 U.S. patents in 2004, most recently on our I-
MUNE® platform technology

Bioproducts business fueling growth

Catalyst of the biobased economy™

Bioenergy

Biosafety/defense

Biomaterials

Maturing health care business focused on oncology, gaining traction and momentum.

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Genencor’s Global Presence

FINLAND

Hanko

Jämsänkoski

NETHERLANDS

Leiden

BELGIUM

Brugge

CHINA

  Beijing

  Wuxi

   JAPAN

    Tokyo

SINGAPORE

USA

Rochester, NY

Palo Alto, CA

Cedar Rapids, IA

Beloit, WI

ARGENTINA

Arroyito

Buenos Aires

8 Mfg.

2 R&D

7 Admin.

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The enzyme value chain

Discovery

Optimisation

Production

Application

/

Marketing

Sales

Industrial

Sales

Grain

processing

Sales

Food

&

Feed

Application

/

Marketing

Genencor knowledge for Food & Feed

Danisco knowledge for Food & Feed

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DANISCO
First you add knowledge...
Danisco A/S

Protein Engineering

Deep Expertise In Protein Engineering

Successful track record commercializing novel proteins

Immunology

Targeting

Genomics

Molecular Biology

Proteomics

Directed Molecular Evolution

Structural Biology

Protein Expression

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DANISCO
First you add knowledge...

Danisco A/S

Tide

Genencor’s Products In Everyday Life

Innovative and Cost Effective
Catalysts for Many Major Industrial
Segments

Cleaning

Textiles

Starch Processing

Fuel Ethanol

Brewing

Leather

Baking

Pulp and Paper

Food and Beverages

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Delivering on the promise
of biotechnology for over a
decade

Bioproducts Growth Opportunities

Chemical market sales

5% of chemical sales depends on biotech
today

10-20% of chemical sales could be impacted
by biotech by 2010 (source: McKinsey &
CO)

Emerging Markets

Safety & Protection

Prion inactivation

Biodefense

Ethanol from biomass

Personal care

Silicon Biotechnology™ platforms

Biomaterials

Food & beverage

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Biosafety: Enzyme Decontamination

PRIONS

Research demonstrating 7-log
reduction in infectivity

Applications in surgical equipment
sterilization

Potential applications for
decontamination in meat processing
industry

CHEMICAL WEAPONS

Collaboration with US Army lab to
commercialize enzymes against
nerve agents like sarin gas

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DANISCO
First you add knowledge...

Danisco A/S

TM

▪

▪

▪

Personal Care

GenenCare    Performance Ingredients

Teeth cleaning and whitening

Skin pigmentation

Hair care

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DANISCO
First you add knowledge...

TM

Danisco A/S

DOW CORNING

+

Genencor International

=

siliconBio™
TECHNOLOGY

Silicon Bioprocessing & Biocatalysis Platform

Silicon Biomaterials and Discovery Platform

Silicon Biotechnology™ Nanosystems and Devices

Capture Plus™ Technology Platform

Silicon Biotechnology      Platforms

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Health Care Business: Significant Progress in 2004

Launched Phase I clinical trial for

    proprietary therapeutic vaccine

    for Hepatitis B

Divested therapeutic vaccine

    business to Innogenetics for

    significant upfront fee plus

    downstream payments

Reorganized health care organization to
  concentrate on development pipeline and
   follow-on products

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The products acquired

Danisco Ingredients and Sweeteners

Food enzymes

Feed enzymes

Industrial enzymes

Genencor
ingredients:

Food and beverage

Genencor
ingredients:

    Animal feed and pet
       food

Genencor ingredients:

Grain processing

Fuel ethanol

Specialities

Safety and protection

Detergent

Personal care

Other

Genencor
ingredients:

Health care

Leverage for Danisco on cheese, dairy, bakery
    and antimicrobials => further strengthening of
    the one-stop concept

Will further strengthen Danisco's capabilities
    within health and nutrition applications and
    animal nutrition

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Transaction details

Danisco will acquire the shares in Genencor held by
Eastman Chemicals for a price of USD 15 per share
bringing the total ownership to approximately 84%.

Including preference shares the total value of the
transaction amounts to USD 419 million

A price offer of USD 19.25 per share is at the same
time given to the other shareholders in Genencor,
listed on NASDAQ, (CODE: GCOR)

The transaction is conditional upon Danisco acquiring
the majority of the outstanding shares

The total cash payment by Danisco will be
approximately USD 600 million (DKK 3,450million)
with expected completion in May 2005

Danisco will finance the acquisition through its existing
bank and credit facilities

Effect on Danisco numbers

Danisco will gain full access to Genencor cash flow

Genencor earnings will be part of Danisco EBIT

Platform for growth has increased

Margins will be positively impacted from the
integration of Genencor's bio-prodcuts

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Danisco A/S

Emulsifiers
Functional systems
Flavours
Textural Ingredients
Sweeteners
Cultures
Industrial enzymes
Bi-preservation
Feed enzymes
Food enzymes

Growth platform increased
- expected market growth

% p.a.

   The acquisition has its
        weight in the high
       growth areas =>

   We have increased our
       platform for growth

   30-50% outperformance
       target sustained

  Sales-weighted average
       growth indicate an
       expected annual growth
        of 4.5-5.5%

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Activities included in acquisition

Unaffected by acquisition

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What to leverage from?

Strong platform

Direct access to customers

Application knowledge in the food
ingredients area

Our existing customers will gain from
the considerable knowledge we will
obtain on enzymes

World class R&D culture

Leader in enzyme production

Cross – fertilisation in food and industrial
enzymes

Exploring new business opportunities

Danisco

Genencor

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Danisco – a leader in bioingredients

Leading producer and knowledge provider of food ingredients

Best in class: world-wide sales network

Uniquely positioned for future growth inside and outside food ingredients

Poised for growing the bio-platform further

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DANISCO
First you add knowledge...
Danisco A/S

DANISCO

First you add knowledge...

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